AGREEMENT FOR THE PURCHASE OF COMMON STOCK

THIS COMMON STOCK PURCHASE AGREEMENT, (this “Agreement”) made this 25th day of July, 2007, by and between Kerry Tully (“Tully”) 2195 Yeates Court, Sarnia, Ontario, N7T 7H4 whose is the president of Lutcam, Inc. (the “Company”), a Nevada corporation, Dennis Kjeldsen (“Kjeldsen”) 366 Pine Court, Corunna, Ontario N0N 1G0 who is a director of the Company (the “Sellers”) and Svetlana Kozlovskai (“Kozlovskai”), 33 Odinzova Street, Apartment 56, City Minsk, Belarus (the “Purchaser”) setting forth the terms and conditions upon which the Sellers, will sell 2,500,000 shares of the Company's common stock (the “Shares”), owned by them, to the Purchaser.

In consideration of the mutual promises, covenants, and representations contained herein, THE PARTIES HERETO AGREE AS FOLLOWS:

ARTICLE I

SALE OF SECURITIES

1.01      Subject to the terms and conditions of this Agreement the Seller agrees to sell the Shares for a total of US$200,000 (the “Purchase Price”). This is a private transaction between the Sellers and Purchaser.

                ARTICLE II

REPRESENTATIONS AND WARRANTIES

The Sellers hereby represent and warrant to the Purchaser the following:

2.01       Organization. The Company is a Nevada corporation duly organized, validly existing, and in good standing under the laws of that state, has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing in the state of Nevada and elsewhere. All actions taken by the incorporators, directors and/or shareholders of the Company have been valid and in accordance with the laws of the state of Nevada.

2.02       Capital. The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, $.001 par value, of which 3,086,000 shares of Common Stock are issued and outstanding. There are no Preferred Shares authorized. All outstanding shares are fully paid and non-assessable, free of liens, encumbrances, options, restrictions and legal or equitable rights of others not a party to this Agreement. At the Closing, there will be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating the Company to issue or to transfer from treasury any additional shares of its capital stock. None of the outstanding shares of the Company are subject to any stock restriction agreements. There are approximately 26 shareholders of record of the Company. All of such shareholders have valid title to such shares and acquired their shares in a lawful transaction and in accordance with Nevada corporate law and the applicable securities laws of the United States.

2.03       Financial Statements. Financial statements for the Company can be found on Edgar and are true and correct.

2.04       Absence of Changes. Since December 31, 2006, there has been no change in the financial condition or operations of the Company except changes in the ordinary course of business, which changes have not in the aggregate been materially adverse.

2.05       Filings with Government Agencies. the Company has made all required filings with any Government agency, including the state of Nevada, that might be required. Upon the purchase of the shares by the Purchaser the Purchaser will have the full responsibility for filing any and all documents required by the Securities and Exchange Commission and any other government agency that may be required.

2.06       Liabilities. It is understood and agreed that the purchase of the Shares is predicated on the Company not having any liabilities at closing, and the Company will not, at the signing of this Agreement, and will not, as of Closing, have any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise that will not be paid at closing. The Company is not aware of any pending, threatened or asserted claims, lawsuits or contingencies involving the Company or its shares. There is no dispute of any kind between the Company and any third party, and no such dispute will exist at the Closing of this transaction. At the Closing, the Company will be free from any and all liabilities, liens, claims and/or commitments. The Sellers agree to indemnify the Purchaser against any past liabilities pertaining to its conduct of business that should arise within 3 months of closing.

2.07       Tax Returns. the Company has filed all necessary tax returns. As of closing, there shall be no taxes of any kind due or owing.

2.08       Ability to Carry Out Obligations. The Sellers have the right, power, and authority to enter into, and perform his obligations under this Agreement. The execution and delivery of this Agreement by the Sellers and the performance by the Sellers of their obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which the Company, the officers, directors or Sellers are a party, or by which they may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would cause the Company (and/or assigns) to be liable to any party, or (c) an event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of the Company or upon the shares of the Company to be acquired by the Purchaser.

2.9          Contracts, Leases and Assets. The Company is not a party to any contract, agreement or lease. (unless such contract, agreement or lease has been assigned to another party or the Company has been released from its obligations thereunder. No person holds a power of attorney from the Company or the Seller. At the Closing, the Company will have no assets or liabilities.

2.10       Compliance with Laws. The Company has complied, to the best of its knowledge, in all material respects, with, and is not in violation of any, federal, state, or local statute, law, and/or regulation pertaining. To the best of its knowledge, the Company has complied with all federal and state securities laws in connection with the offer, sale and distribution of its securities. At the time that the Company sold shares to the Sellers, the Company was entitled to use the exemptions provided by the Securities Act of 1933 relative to the sale of its shares. The shares being sold herein are being sold in a private transaction between the Sellers and the Purchaser, and the Sellers make no representation as to whether the Shares are subject to trading restrictions under the Securities Act of 1933, as amended and rules thereunder.

2.11       Litigation. The Company is not (and has not been) a party to any suit, action, arbitration, or legal administrative, or other proceeding, or pending governmental investigation. To the best knowledge of the Sellers, there is no basis for any such action or proceeding and no such action or proceeding is threatened against the Company. The Company is not a party to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

2.12       Conduct of Business. Prior to the Closing, the Company shall conduct its business in the normal course, and shall not (without the prior written approval of Purchaser) (i) sell, pledge, or assign any assets, (ii) amend its Certificate of Incorporation or Bylaws, (iii) declare dividends, redeem or sell stock or other securities (iv) incur any liabilities, except in the normal course of business, (v) acquire or dispose of any assets, enter into any contract, guarantee obligations of any third party, or (vi) enter into any other transaction.

2.13       Corporate Documents. Each of the following documents, which shall be true, complete and correct in all material respects, will be submitted at the Closing:

(i)	Certificate of Incorporation and all amendments thereto;

(ii)	Bylaws and all amendments thereto;

(iii)	Minutes and Consents of Shareholders;

(iv)	Minutes and Consents of the board of directors;

(v)	List of officers and directors;

(vii)	Shareholder list, Stock register and stock certificate records of the Company;

2.14       Closing Documents. All minutes, consents or other documents pertaining to the Company to be delivered at the Closing shall be valid and in accordance with the laws of Nevada.

2.15       Title. The Sellers have good and marketable title to all of the shares being sold by them to the Purchaser pursuant to this Agreement. The Shares will be, at the Closing, free and clear of all liens, security interests, pledges, charges, claims, encumbrances and restrictions of any kind, except for restrictions on transfer imposed by federal and state securities laws. None of the shares are or will be subject to any voting trust or agreement. No person holds or has the right to receive any proxy or similar instrument with respect to such shares. Except as provided in this Agreement, the Sellers are not a party to any agreement which offers or grants to any person the right to purchase or acquire any of the Shares. There is no applicable local, state or federal law, rule, regulation, or decree which would, as a result of the purchase of the Shares by Purchaser (and/or assigns) impair, restrict or delay voting rights with respect to the Shares.

2.16       Transfer of Shares. The Sellers will have the responsibility for sending all certificates representing the Shares being purchased, along with the proper Stock Powers with Bank Signature Guarantees to the Escrow Agent for delivery to the Purchaser.

The Purchaser will have the responsibility of sending the certificates, along with stock powers to the Transfer Agent for the Company to have the certificates changed into his respective names and denominations and the Purchaser shall be responsible for all costs involved in such changes and in mailing new certificates to all shareholders.

2.17       Representations. All representations shall be true as of the Closing and all such representations shall survive the Closing.

ARTICLE III

CLOSING

3.01       Closing for the Purchase of Common Stock. The Closing (the “Closing”) of this transaction for the Shares being purchased will occur when all of the documents and consideration described in Paragraphs 2.13 above and in 3.02 below, have been delivered. Unless the Closing of this transaction takes place on or before July ___, 2007, then either party may terminate this Agreement. If this Agreement is terminated due to the failure of the Sellers to provide the documents specified in Paragraphs 2.13 or the documents listed below in Section 3.02, then all consideration paid by the Purchaser shall be returned to the Purchaser. If this Agreement is terminated by the Sellers due to the failure of the Purchaser to provide the consideration specified below, then the Funds previously paid by the Purchaser will be forfeited to the Sellers and the Sellers shall have no further liability to the Purchaser and the Purchaser shall have no further liability to the Seller.

This Agreement can be terminated in the event of any material breach by either party.

3.02       Documents and Payments to be Delivered at Closing. As part of the Closing of the Share purchase, those documents listed in 2.13 of this Agreement, as well as the following documents, in form reasonably acceptable to counsel to the parties, shall be delivered:

(a)	By the Sellers:

(i)         stock certificate or certificates, along with Bank Guaranteed stock powers, representing Seller shares, endorsed in favor of the name or names as designated by Purchaser or left blank;

(ii)        the appointment of a new President, Secretary and Treasurer of the Company as designated by Purchaser, and the resignation of all officers of the Company.

(iii)       true and correct copies of all of the business and corporate records of the Company, including but not limited to correspondence files, bank statements, checkbooks, savings account books, minutes of shareholder and directors meetings or consents, financial statements, shareholder listings, stock transfer records, agreements and contracts; and

(iv)       such other documents of the Company as may be reasonably required by Purchaser, if available.

(b)	By Purchaser:

(i)         wire transfer for the amount of $200,000 representing the payment for the Purchase Price for the Shares.

ARTICLE IV

INVESTMENT INTENT

4.01       Transfer Restrictions. Purchaser (and/or assigns) agrees that the securities being acquired pursuant to this Agreement may be sold, pledged, assigned, hypothecated or otherwise transferred, with or without consideration (“Transfer”) only pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Act”), or pursuant to an exemption from registration under the Act.

4.02.      Investment Intent. The Purchaser is acquiring the Shares for its own account for investment, and not with a view toward distribution thereof.

4.03.      No Advertisement. The Purchaser acknowledges that the Shares have been offered to it in direct communication between it and the Sellers, and not through any advertisement of any kind.

4.04.      Knowledge and Experience. (a) The Purchaser acknowledges that it has been encouraged to seek its own legal and financial counsel to assist it in evaluating this purchase. The Purchaser acknowledges that Sellers have given it and all of its counselors access to all information relating to the Company’s business that they or any one of them has requested. The Purchaser acknowledges that it has sufficient business and financial experience, and knowledge concerning the affairs and conditions of the Company so that it can make a reasoned decision as to this purchase of the Shares and is capable of evaluating the merits and risks of this purchase.

4.05.      Restrictions on Transferability. The Purchaser is aware of the restrictions of transferability of the Shares and further understands the certificates shall bear the following legend.

(a) THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION PROVIDED IN SECTIONS 4(1) AND 4(2) AND REGULATION D UNDER THE ACT. AS SUCH, THE PURCHASE OF THIS SECURITY WAS MADE WITH THE INTENT OF INVESTMENT AND NOT WITH A VIEW FOR DISTRIBUTION. THEREFORE, ANY SUBSEQUENT TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN WILL BE UNLAWFUL UNLESS IT IS REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

(b) The Purchaser understands that the Shares may only be disposed of pursuant to either

(i) an effective registration statement under the Act, or
(ii) an exemption from the registration requirements of the Act.

(c) The Company and/or Seller has neither filed such a registration statement with the SEC or any state authorities nor agreed to do so, nor contemplates doing so in the future, and in the absence of such a registration statement or exemption, the Purchaser may have to hold the Shares indefinitely and may be unable to liquidate them in case of an emergency.

ARTICLE V

REMEDIES

5.01       Arbitration. Any controversy of claim arising out of, or relating to, this Agreement, or the making, performance, or interpretation thereof, shall be settled by arbitration in Vancouver BC, in accordance with the Rules of the Canadian Arbitration Association then existing, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy.

5.02       Termination. In addition to any other remedies, the Purchaser may terminate this Agreement, if at the Closing, the Sellers have failed to comply with all material terms of this Agreement has failed to supply any documents required by this Agreement unless they do not exist, or has failed to disclose any material facts which could have a substantial effect on any part of this transaction.

5.03       Indemnification. From and after the Closing, the Sellers agree to indemnify the Purchaser against all actual losses, damages and expenses caused by (i) any material breach of this Agreement by them or any material misrepresentation of the Seller contained herein, or (ii) any misstatement of a material fact or omission to state a material fact required to be stated herein or necessary to make the statements herein not misleading.

5.04       Indemnification Non-Exclusive The foregoing indemnification provision is the in addition to, and not derogation of any statutory, equitable or common law remedy any party may have for breach of representation, warranty, covenant or agreement.

ARTICLE VI

MISCELLANEOUS

6.01     Captions and Headings. The article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

6.02     No Oral Change. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged, orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

6.03      Non Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

6.04       Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

6.05       Entire Agreement. This Agreement, including any and all attachments hereto, if any, contain the entire Agreement and understanding between the parties hereto, and supersede all prior agreements and understandings.

6.06      Significant Changes The Seller understands that significant changes may be made in the capitalization and/or stock ownership of the Company, which changes could involve a reverse stock split and/or the issuance of additional shares, thus possibly having a dramatic negative effect on the percentage of ownership and/or number of shares owned by present shareholders of the Company.

6.07      Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures will be acceptable to all parties.

6.08      Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, or on the second day if faxed, and properly addressed or faxed as follows:

If to the Sellers:

Tully and Kjeldsen

2195 Yeates Court

Sarnia, ON N7T 7H4

If to the Purchaser:

Svetlana Kozlovskaia

33 Odinzova Street, Apartment 56

City Minsk, Belarus

6.09   Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

6.10     Effect of Closing. All representations, warranties, covenants, and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall be true and correct as of the closing and shall survive the Closing of this Agreement.

6.11     Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein..

In witness whereof, this Agreement has been duly executed by the parties hereto as of the date first above written.

/s/ Kerry Tully	/s/ Dennis Kjeldsen	/s/ Svetlana Kozlovskaia
Kerry Tully	Dennis Kjeldsen	Svetlana Kozlovskaia

CW1330057.1